Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form 10 of STL Marketing Group, Inc. of our report dated April 15, 2014 relating to the financial statements of STL Marketing Group, Inc. which appears in such Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

February 19, 2015